UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2017

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (732) 590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is being filed solely to correct a transposition contained on the schedule entitled “Comparative Balance Sheets” as included in Exhibit 99.1 to the Form 8-K as filed on March 28, 2017. No additional changes to the Form 8-K or the exhibit thereto as originally filed have been made.

Item 7.01	Regulation FD Disclosure.

Provident Financial Services, Inc. (the “Company”) is furnishing presentation materials that will be used at various investor conferences during the first and second quarters of 2017, including the Sandler O’Neill & Partners, L.P. investor meetings to be held between March 28 and March 31, 2017 in California. The Company is not undertaking to update the presentation. A copy of the presentation materials is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.         Description

99.1	Investor presentation materials to be utilized by the Company at various investor conferences during the first and second quarters of 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.
DATE: March 30, 2017	By:	/s/ John Kuntz
John Kuntz
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.    Description

99.1	Investor presentation materials to be utilized by the Company at various investor conferences during the first and second quarters of 2017.